Exhibit 10.2.3
ADDENDUM TO SHARE PURCHASE AGREEMENT
DATED 27 JUNE 2006
BETWEEN BIWATER PLC AND CASCAL B.V.
THIS ADDENDUM is made on 2 November 2007
BETWEEN:
1.	Biwater Plc a public company with limited liability incorporated under the laws of England & Wales having its registered office in Dorking , at Biwater House, Station Approach, Surrey, RH4 1TZ, hereinafter referred to as “Biwater”; and

2.	Adrian Edwin White, a United Kingdom resident c/o Biwater House, Station Approach, Surrey, RH4 1TZ, hereinafter referred to as “White” and collectively with Biwater as the “Sellers”; and

3.	Cascal B.V., a private company with limited liability incorporated under the laws of the Netherlands having its offices at Strawinskylaan3105, 1077 ZX Amsterdam, hereinafter referred to as the “Purchaser”.
The parties to this Addendum are hereinafter collectively referred to as the “Parties” and individually also as a “Party”.
WHEREAS:
(1)	The Parties entered into a Share Purchase Agreement dated 27 June 2006 (the “Agreement”) whereby the Purchaser acquired from the Sellers all of the issued shares of Biwater Supply Limited (the “Company”).

(2)	On 18 September 2007 the Company changed its name to Cascal Investments Limited.

(3)	Any amendment to the Agreement should, in accordance with Clause 15.5 only be made by mutual agreement in writing.

(4)	IFC gave written conditional consent on April 20, 2007 to Aguas de Panama, the Purchaser and Biwater to; (a) terminate the subcontract between Aguas de Panama and Biwater International Limited that is referred to in Clause 7.3 of the Agreement; (b) have the Purchaser replace Biwater as the guarantor as anticipated in Clause 7.1 of the Agreement. However, IFC gave its conditional consent on the basis of the tariff increase approved with effect from September 1, 2006 by the client organisation to Aguas de Panama. This tariff increase has to date not been paid to Aguas de Panama by the client organisation, notwithstanding that it has been confirmed in writing by the client organisation to Aguas de Panama.

(5)	As a result of (4) above):
a.	The Purchaser and Biwater have to date not been able to have the Purchaser replace Biwater as a guarantor in accordance with Clause 7.1 of the Agreement

b.	Biwater has to date not been able to comply with the novation of the Biwater International Limited subcontract in accordance with Clause 7.3
(6)	Further, Biwater has not been able to cause Biwater International Limited to enter into an agreement in accordance with Clause 7.2 of the Agreement, as this is not feasible until the action envisaged in Clause 7.3 of the Agreement has been achieved.

(7)	The delays reflected in (5) above are causing financial losses to Biwater International Limited and the Parties therefore wish to amend the Agreement to take account of the consequences of these delays.
IT IS AGREED as follows:
1.	Terms, references to Clauses and Definitions in this Addendum are as used and set out in the Agreement.

2.	In Clauses 7.1 and 7.3 the references to 6 (six) calendar months of Completion shall be amended to 24 (twenty four) months.

3.	In recognition of the delay in the novation of the Biwater International Limited subcontract as anticipated in Clause 7.3., the Purchaser hereby undertakes to indemnify Biwater International Limited for any losses incurred since April 1, 2007 by its registered branch in Panama.

4.	In Clause 7.2, notwithstanding that Biwater International Limited has not yet been able to enter into an agreement with Aguas de Panama on terms and conditions as set out in Schedule 4, the Parties hereby confirm the intention to enter into an agreement when this is possible. At that time, the Parties agree that they will review the schedule of services to be provided in the future by Biwater International Limited to Aguas de Panama. The Parties hereby acknowledge that some of the services as set out in Schedule 4 will have been provided to Aguas de Panama since April 1, 2007 and Aguas de Panama will be liable to pay from that date an amount to be agreed by the Parties when the anticipated agreement is entered into.
THUS AGREED AND SIGNED IN DORKING, SURREY ON 2 NOVEMBER 2007

/s/ David Lawrence Magor	/s/ Stephane Marcel Jean Richer

Biwater Plc	Cascal B.V.
By: Mr David Lawrence Magor	By: Stephane Marcel Jean Richer
Title: Director	Title: Executive Director

/s/ Adrian Edwin White
By: Adrian Edwin White